As filed with the Securities and Exchange Commission on May 29, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	34-0253240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Subsidiary Guarantors Listed on Schedule A Hereto

(Exact name of registrants as specified in their charters)

200 Innovation Way Akron, Ohio 44316-0001 (330) 796-2121	Daniel T. Young, Esq. Secretary and Associate General Counsel The Goodyear Tire & Rubber Company 200 Innovation Way Akron, Ohio 44316-0001 (330) 796-2121
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David H. Engvall

Covington & Burling LLP

One CityCenter, 850 Tenth Street, NW

Washington, DC 20001

(202) 662-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANTS

The following subsidiaries of The Goodyear Tire & Rubber Company guarantee the Debt Securities and are co-registrants under this registration statement.

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Registrant’s Principal Executive Offices	Address of Agent for Service
Celeron Corporation	Delaware	51-0269149	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 251 Little Falls Drive Wilmington, Delaware 19808 (800) 927-9800

Cooper International Holding Corporation	Delaware	75-2035615	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 251 Little Falls Drive Wilmington, Delaware 19808 (800) 927-9800

Cooper Tire & Rubber Company LLC	Delaware	34-4297750	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 251 Little Falls Drive Wilmington, Delaware 19808 (800) 927-9800

Cooper Tire & Rubber Company Vietnam Holding, LLC	Delaware	83-2795952	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 251 Little Falls Drive Wilmington, Delaware 19808 (800) 927-9800

Cooper Tire Holding Company	Ohio	34-1961810	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 1160 Dublin Road, Suite 400 Columbus, Ohio 43215 (855) 545-1303

Divested Companies Holding Company	Delaware	51-0304855	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 251 Little Falls Drive Wilmington, Delaware 19808 (800) 927-9800

Divested Litchfield Park Properties, Inc.	Arizona	51-0304856	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 7955 S. Priest Dr., Suite 102 Tempe, Arizona 85284 (800) 927-9800

Goodyear Canada Inc.	Ontario, Canada	Not applicable	450 Kipling Avenue, Toronto, Ontario M8Z 5E1 Canada (416) 201-4300	Secretary 450 Kipling Avenue Toronto, Ontario M8Z 5E1 Canada (416) 201-4300

Goodyear Export Inc.	Delaware	26-2890770	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 251 Little Falls Drive Wilmington, Delaware 19808 (800) 927-9800

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Registrant’s Principal Executive Offices	Address of Agent for Service
Goodyear Farms, Inc.	Arizona	86-0056985	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 7955 S. Priest Dr., Suite 102 Tempe, Arizona 85284 (800) 927-9800

Goodyear International Corporation	Delaware	34-0253255	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 251 Little Falls Drive Wilmington, Delaware 19808 (800) 927-9800

Goodyear Western Hemisphere Corporation	Delaware	34-0736571	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 251 Little Falls Drive Wilmington, Delaware 19808 (800) 927-9800

Max-Trac Tire Co., Inc.	Ohio	34-0932669	4651 Prosper Road Stow, Ohio 44224 (330) 928-9092	Corporation Service Company 1160 Dublin Road, Suite 400 Columbus, Ohio 43215 (855) 545-1303

Raben Tire Co., LLC	Indiana	35-1162941	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 135 North Pennsylvania Street, Suite 1610 Indianapolis, Indiana 46204 (800) 927-9800

T&WA, Inc.	Kentucky	62-1723160	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 421 West Main Street Frankfort, Kentucky 40601 (800) 927-9800

Wingfoot Brands LLC	Delaware	87-4040423	200 Innovation Way Akron, Ohio 44316 (330) 796-2121	Corporation Service Company 251 Little Falls Drive Wilmington, Delaware 19808 (800) 927-9800

PROSPECTUS

The Goodyear Tire & Rubber Company

Debt Securities

We may offer and sell from time to time, in one or more offerings, debt securities at prices and on terms determined at the time of any such offering. The debt securities may be guaranteed by one or more of our subsidiaries. We may offer and sell the debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Each time debt securities are sold, we will provide one or more supplements to this prospectus that will contain additional information about the specific offering and the terms of the debt securities being offered. The supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

Investing in our securities involves risks. See “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

This prospectus is dated May 29, 2025

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any other offering material filed or provided by us. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any other offering material is accurate as of any date other than the date on the front of such document. Any information incorporated by reference in this prospectus, any accompanying prospectus supplement or any other offering material is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process, which allows us to offer and sell, from time to time, our debt securities in one or more offerings.

Each time we offer to sell our debt securities pursuant to this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the offering and the means of distribution. The prospectus supplement may also add, update or change information contained in this prospectus. In addition, as we describe in the section titled “Where You Can Find More Information,” we have filed and plan to continue to file other documents with the SEC that contain information about us and the business conducted by us. Before you decide whether to invest in our debt securities, you should read this prospectus, the accompanying prospectus supplement and the information that we file with the SEC.

In this prospectus, “Goodyear,” “we,” “our” and “us” refer to The Goodyear Tire & Rubber Company and its consolidated subsidiaries, except as otherwise indicated or as the context otherwise requires. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus, except as expressly set forth under the caption “Incorporation of Certain Documents by Reference.” Our SEC filings are also available through our website (http://www.goodyear.com). The contents of our website are not part of, and shall not be deemed incorporated by reference in, this prospectus. Our internet address is included in this document as an inactive textual reference only.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” documents that we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is considered part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the following documents which have been filed with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed):

•	Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 14, 2025;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025;

•

the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 10, 2025, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024; and

•

Current Reports on Form 8-K (and/or amendments thereto) filed with the SEC on January  8, 2025 (Item 1.01 only), January  15, 2025, February  3, 2025, February  4, 2025 (Item 2.05 only), February  27, 2025, April  7, 2025, April  16, 2025, April  17, 2025, May  7, 2025 (Item 8.01 only), May  16, 2025, May  19, 2025, May 22, 2025 (Item 1.01 only) and May 29, 2025.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus until the termination of the offering of all securities under this prospectus, shall be deemed to be incorporated in this prospectus by reference. The information contained on our website (http://www.goodyear.com) is not incorporated into this prospectus.

You may request a copy of any documents incorporated by reference herein at no cost by writing or telephoning us at:

The Goodyear Tire & Rubber Company

200 Innovation Way

Akron, Ohio 44316-0001

Attention: Investor Relations

Telephone number: 330-796-3751

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

FORWARD-LOOKING INFORMATION — SAFE HARBOR STATEMENT

Certain information set forth herein or incorporated by reference herein (other than historical data and information) may constitute forward-looking statements regarding events and trends that may affect our future operating results and financial position. The words “estimate,” “expect,” “intend” and “project,” as well as other words or expressions of similar meaning, are intended to identify forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or, in the case of information incorporated by reference herein, as of the date of the document in which such information appears. Such statements are based on current expectations and assumptions, are inherently uncertain, are subject to risks and should be viewed with caution. Actual results and experience may differ materially from the forward-looking statements as a result of many factors, including:

•

if we do not successfully implement our “Goodyear Forward” transformation plan and our other strategic initiatives, including the sale of our chemical business, our operating results, financial condition and liquidity may be materially adversely affected;

•	we may not be able to consummate the sale of our chemical business on a timely basis or at all, including failure to obtain the required regulatory approvals or to satisfy other conditions to closing;

•	we face significant global competition and our market share could decline;

•	raw material cost increases may materially adversely affect our operating results and financial condition;

•	we have experienced inflationary cost pressures, including with respect to wages, benefits and energy costs, that may materially adversely affect our operating results and financial condition;

•	delays or disruptions in our supply chain or in the provision of services, including utilities, to us could result in increased costs or disruptions in our operations;

•	a prolonged economic downturn or economic uncertainty could adversely affect our business and results of operations;

•

deteriorating economic conditions in any of our major markets, or an inability to access capital markets or third-party financing when necessary, may materially adversely affect our operating results, financial condition and liquidity;

•

if we experience a labor strike, work stoppage, labor shortage or other similar event at the Company or its joint ventures, our business, results of operations, financial condition and liquidity could be materially adversely affected;

•

financial difficulties, work stoppages, labor shortages, supply disruptions or economic conditions affecting our major original equipment (“OE”) customers, dealers or suppliers could harm our business;

•	our capital expenditures may not be adequate to maintain our competitive position and may not be implemented in a timely or cost-effective manner;

•	changes to tariffs, trade agreements or trade restrictions may materially adversely affect our operating results;

•	our international operations have certain risks that may materially adversely affect our operating results, financial condition and liquidity;

•	we have foreign currency translation and transaction risks that may materially adversely affect our operating results, financial condition and liquidity;

•

our long-term ability to meet our obligations, to repay maturing indebtedness or to implement strategic initiatives may be dependent on our ability to access capital markets in the future and to improve our operating results;

•	we have a substantial amount of debt, which could restrict our growth, place us at a competitive disadvantage or otherwise materially adversely affect our financial health;

•

any failure to be in compliance with any material provision or covenant of our debt instruments, or a material reduction in the borrowing base under our first lien revolving credit facility, could have a material adverse effect on our liquidity and operations;

•	our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly;

•	we have substantial fixed costs and, as a result, our operating income fluctuates disproportionately with changes in our net sales;

•	we may incur significant costs in connection with our contingent liabilities and tax matters;

•

our reserves for contingent liabilities and our recorded insurance assets are subject to various uncertainties, the outcome of which may result in our actual costs being significantly higher than the amounts recorded;

•

environmental issues, including climate change, or legal, regulatory or market measures to address environmental issues, may negatively affect our business and operations and cause us to incur significant costs;

•	we are subject to extensive government regulations that may materially adversely affect our operating results;

•

we may be adversely affected by any disruption in, or failure of, our information technology systems due to computer viruses, unauthorized access, cyber-attack, natural disasters or other similar disruptions;

•	we may not be able to protect our intellectual property rights adequately;

•	if we are unable to attract and retain key personnel, our business could be materially adversely affected; and

•

we may be impacted by economic and supply disruptions associated with events beyond our control, such as war, including the current conflicts between Russia and Ukraine and in the Middle East, acts of terror, political unrest, public health concerns, labor disputes or natural disasters.

It is not possible to foresee or identify all such factors. We will not revise or update any forward-looking statement or disclose any facts, events or circumstances that occur after the date hereof that may affect the accuracy of any forward-looking statement.

THE COMPANY

We are one of the world’s leading manufacturers of tires, engaging in operations in most regions of the world. In 2024, our net sales were $18,878 million and Goodyear net income was $70 million. We develop, manufacture, distribute and sell tires for most applications. We also manufacture and sell rubber-related chemicals for various applications. We are one of the world’s largest operators of commercial truck service and tire retreading centers. We operate approximately 800 retail outlets where we offer our products for sale to consumer and commercial customers and provide repair and other services. We manufacture our products in 53 manufacturing facilities in 20 countries, including the United States, and we have marketing operations in almost every country around the world. We employ approximately 68,000 full-time and temporary associates worldwide.

We are an Ohio corporation organized in 1898. Our principal executive offices are located at 200 Innovation Way, Akron, Ohio 44316-0001. Our telephone number at that address is (330) 796-2121.

RISK FACTORS

Investing in our debt securities involves risk. Before investing in our debt securities, you should carefully consider all of the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein as set out in the section titled “Incorporation of Certain Documents by Reference,” including, in particular, the matters, risks, uncertainties and assumptions described under the caption “Risk Factors” included herein and therein. For information regarding documents incorporated by reference in this prospectus and any prospectus supplement, see “Incorporation of Certain Documents by Reference.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from any sale of debt securities offered by this prospectus for general corporate purposes. General corporate purposes may include:

•	repayment or refinancing of a portion of our existing short-term or long-term debt;

•	redemption or repurchases of certain outstanding securities;

•	capital expenditures;

•	additional working capital;

•	loans or advances to affiliates; and

•	other general corporate purposes.

Our management will retain broad discretion in the allocation of the net proceeds from the sale of our debt securities.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description. For purposes of this section, the term “Company” refers only to The Goodyear Tire & Rubber Company and not to any of its subsidiaries, and the terms “we,” “our” and “us” refer to The Goodyear Tire & Rubber Company and, where the context so requires, certain or all of its subsidiaries.

We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of the Company. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, N.A., as trustee, or another trustee named in the prospectus supplement. A copy of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below.

General

The debt securities represent direct, general obligations of the Company and:

•	may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

•	may be issued in one or more series with the same or various maturities;

•	may be issued at a price of 100% of their principal amount or at a premium or discount;

•	may be issued in registered or bearer form and certificated or uncertificated form; and

•

may be represented by one or more global securities registered in the name of a designated depositary or its nominee, and if so, beneficial interests in the global security will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may issue and deliver is unlimited. The debt securities may be issued in one or more series as we may authorize from time to time. You should refer to the applicable prospectus supplement for the terms of the debt securities of the series with respect to which that prospectus supplement is being delivered, which terms may include:

•	title and aggregate principal amount;

•	price or prices;

•	maturity date(s);

•	interest rate(s), if any, or the method for determining the interest rate(s);

•

dates on which interest, if any, will accrue, or the method for determining dates on which interest, if any, will accrue, dates on which interest, if any, will be payable and the basis upon which interest, if any, will be calculated;

•

currency or currencies in which debt securities of the series will be denominated and, if payments of principal or interest, if any, are to be made in one or more currencies other than that or those in which the debt securities of the series are denominated, the method for determining the exchange rate;

•	place(s) where the principal, premium, if any, and interest, if any, shall be payable or the method of such payment;

•	place(s) where the debt securities of the series may be surrendered for registration or transfer or exchange and where notices and demands to or upon the Company may be served;

•	redemption or early repayment provisions;

•	form of the debt securities of the series;

•	if any debt securities of the series are to be issued as securities in bearer form, certain terms relating to securities in bearer form;

•	our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions;

•	denominations in which debt securities of the series will be issuable;

•	conversion or exchange features;

•	if the amount of principal, premium, if any, or interest, if any, will be determined with reference to an index or pursuant to a formula, the method for determining such amounts;

•

if the principal amount payable at the stated maturity will not be determinable as of any date(s) prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose;

•	provisions relating to satisfaction and discharge of the indenture and defeasance;

•

if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•	terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral;

•	defaults and events of default applicable to the debt securities of the series;

•

if the debt securities of the series shall be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities of the series in definitive registered form, the depositary for such global security and the form of any legend or legends to be borne by any such global security;

•	any trustee, authenticating or paying agent, transfer agent or registrar;

•	covenants, definitions or other terms which apply to the debt securities of the series;

•	terms, if any, of any guarantee of the payment of principal, premium, if any, and interest, if any, with respect to debt securities of the series;

•	subordination, if any, of the debt securities of the series or any related subsidiary guarantee;

•	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee; and

•	any other terms of the debt securities of the series (which may modify, amend or delete any provision of the indenture insofar as it applies to such series).

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates.

Unless otherwise provided in the applicable prospectus supplement, debt securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust operations are administered in the United States, subject to the limitations provided in the indenture, with the payment of any taxes and fees required by law or permitted by the indenture payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the transfer or exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.

Subject to applicable abandoned property laws, all funds that we pay to a paying agent for the payment of principal or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal or interest shall have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

Guarantees

Any debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Limitations on Issuance of Securities in Bearer Form

The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.

Certain Covenants

The indenture, as supplemented for a particular series of debt securities under which such series of debt securities are issued, may contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Subordination

Debt securities of a series, or any related subsidiary guarantee, may be subordinated to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. The Company currently conducts a portion of its operations through its subsidiaries. To the extent such subsidiaries are not subsidiary guarantors for a series of debt securities, creditors of such subsidiaries, including trade creditors, and preferred stockholders, if any, of such subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of the Company, including holders of such series of debt securities. A series of debt securities, therefore, will be effectively subordinated to the claims of creditors, including trade creditors, and preferred stockholders, if any, of our subsidiaries that are not subsidiary guarantors with respect to such series of debt securities.

Events of Default

Each of the following constitutes an event of default under the indenture with respect to any series of debt securities:

•	default in the payment of interest on the debt securities of that series when due and payable that continues for 30 days;

•

default in payment of the principal on the debt securities of that series, when such amount becomes due and payable at maturity, upon optional or required redemption, upon declaration of acceleration or otherwise;

•	failure to comply with the obligations described under “— Mergers and Sales of Assets” below;

•

failure to comply with any of our other agreements with respect to the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities and that failure continues for 60 days after notice thereof;

•	certain events of bankruptcy, insolvency or reorganization affecting us; or

•

if such series of debt securities has the benefit of subsidiary guarantees, any such subsidiary guarantee ceases to be in full force and effect in all material respects (except as contemplated by the terms thereof) or any applicable subsidiary guarantor denies or disaffirms such subsidiary guarantor’s obligations under the indenture or any such subsidiary guarantee and such default continues for 10 days after receipt of notice thereof.

A prospectus supplement may omit, modify or add to the foregoing events of default.

A default under the fourth or the sixth (only with respect to a subsidiary guarantor that is not a significant subsidiary) clause above will not constitute an event of default until the trustee or the holders of 25% in principal amount of the outstanding debt securities of that series notify us (and also the trustee if given by holders) of the default and we do not cure such default within the time specified after receipt of such notice. As used herein, “significant subsidiary” means any subsidiary of the Company that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice to us (and also the trustee if given by holders) may declare the principal amount of and accrued but unpaid interest on the debt securities of that series to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on the debt securities of that series will become immediately due and payable without any declaration or other act on the part of the trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding debt securities of a series may rescind any such acceleration with respect to the debt securities of that series and its consequences.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default occurs and is continuing with respect to a series of debt securities, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of that series of debt securities unless such holders have offered to the trustee indemnity satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest (if any) with respect to the debt securities of a series when due, no holder of the debt securities of such series may pursue any remedy with respect to the indenture or such series of debt securities unless:

•	such holder has previously given a trust officer of the trustee written notice that an event of default is continuing with respect to that series of debt securities;

•	holders of at least 25% in principal amount of the outstanding debt securities of that series have requested the trustee in writing to pursue the remedy;

•	such holders of debt securities of that series have offered the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity; and

•	the holders of a majority in principal amount of the outstanding debt securities of that series have not given the trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of any series will, with respect to that series of debt securities, be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of debt securities of such series (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders) or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

If a default with respect to debt securities of any series occurs and is continuing and is actually known to a trust officer of the trustee, the trustee must mail to each holder of debt securities of such series, notice of the default within 90 days after it is actually known to a trust officer of the trustee or written notice of it is received by a trust officer of the trustee. Except in the case of a default in the payment of principal of, premium (if any) or interest (if any) on any debt securities of any series (including payments pursuant to the redemption provisions of such debt securities), the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders of that series of debt securities. In addition, we will be required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We will also be required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain events of default, their status and what action we are taking or propose to take in respect thereof.

Modification and Waiver

The indenture may be amended with respect to any series of debt securities with the written consent of the holders of a majority in principal amount of the debt securities of that series then outstanding voting as a single class, and any past default or compliance with any provisions with respect to any series of debt securities may be waived with the consent of the holders of a majority in principal amount of the debt securities of that series then outstanding voting as a single class. However, without the consent of each holder of an outstanding debt security affected thereby, no amendment may, among other things:

•	reduce the amount of debt securities of any series whose holders must consent to an amendment;

•	reduce the rate of or extend the time for payment of interest on any debt security;

•	reduce the principal of or extend the stated maturity of any debt security;

•	reduce the premium, if any, payable upon the redemption of any debt security or change the time at which such debt security may be redeemed;

•	make any debt security payable in money or securities other than that stated in such debt security;

•

impair the right of any holder to receive payment of principal of, and interest on, such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

•

in the case of any subordinated debt security or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions;

•	make any change in the amendment provisions which require each affected holder’s consent or in the waiver provisions; or

•	make any change in, or release other than in accordance with the indenture, any subsidiary guarantee that would adversely affect the holders.

Without the consent of any holder, the Company, any subsidiary guarantors and the trustee may amend or supplement the indenture or the debt securities of any series for one or more of the following purposes:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption by a successor corporation of our obligations or the obligations of any subsidiary guarantor under the indenture;

•

to provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided, however, that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code or in a manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Internal Revenue Code;

•

to add additional guarantees with respect to the debt securities of such series or to confirm and evidence the release, termination or discharge of any such guarantee when such release, termination or discharge is permitted under the indenture;

•	to add to the covenants of the Company for the benefit of the holders of such series of debt securities or to surrender any right or power herein conferred upon the Company;

•	to make any change that does not adversely affect the rights of any holder in any material respect, subject to the provisions of the indenture;

•

to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•

to make any amendment to the provisions of the indenture relating to form, authentication, transfer and legending of such series of debt securities; provided, however, that (i) compliance with the indenture as so amended would not result in such debt securities being transferred in violation of the Securities Act, or any other applicable securities law and (ii) such amendment does not materially affect the rights of holders to transfer such debt securities;

•	to convey, transfer, assign, mortgage or pledge as security relating to the debt securities of such series any property or assets;

•

in the case of subordinated debt securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

•

to add to, change or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture shall (i) neither apply to any debt security of any series created prior to the execution of the related supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to the benefit of such provision or (ii) become effective only when there is no such debt security outstanding; or

•	to establish the form, authentication, transfer, legending or terms of debt securities and coupons of any series, as described under “— General” above.

Mergers and Sales of Assets

Unless otherwise disclosed in the prospectus supplement relating to a particular series of debt securities, we will not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our assets in one or a series of related transactions to, any person, unless:

•

the resulting, surviving or transferee person (the “Successor Company”) will be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and the Successor Company (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all the obligations of the Company under the debt securities and the indenture;

•	immediately after giving effect to such transaction, no default shall have occurred and be continuing; and

•

we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture, and the predecessor company, other than in the case of a lease, will be released from the obligation to pay the principal of, premium, if any, and interest, if any, on the debt securities.

In addition, we will not permit any subsidiary guarantor to, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets in one or a series of related transactions to, any person unless:

•

except in the case of a subsidiary guarantor (i) that has been disposed of in its entirety to another person (other than to the Company or an affiliate of the Company), whether through a merger, consolidation or sale of capital stock or assets or (ii) that, as a result of the disposition of all or a portion of its capital stock, ceases to be a subsidiary, the resulting, surviving or transferee person (the “Successor Guarantor”) will be a corporation organized and existing under the laws of the United States of America, any state thereof, the District of Columbia or any other jurisdiction under which such Subsidiary Guarantor was organized, and such person (if not such subsidiary guarantor)

will expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all the obligations of such subsidiary guarantor under its subsidiary guarantee;

•	immediately after giving effect to such transaction, no default shall have occurred and be continuing; and

•

the Company will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

Notwithstanding the foregoing:

•	any subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any subsidiary guarantor; and

•

the Company may merge with an affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction within the United States of America, any state thereof or the District of Columbia to realize tax or other benefits.

Satisfaction and Discharge of the Indenture; Defeasance

Unless otherwise disclosed in the prospectus supplement relating to a particular series of debt securities, the indenture shall generally cease to be of any further effect with respect to a series of debt securities if (i) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (ii) all debt securities of such series not theretofore delivered to the trustee for cancellation shall have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to the provisions of the indenture relating to redemption, and, in the case of clause (ii), we shall have irrevocably deposited with the trustee funds or U.S. government obligations sufficient to pay at maturity or upon redemption all such debt securities including premium, if any, and interest, if any, thereon to maturity or such redemption date (and if, in either case, we shall also pay or cause to be paid all other sums payable under the indenture by us), provided, however, that if U.S. government obligations are deposited, the Company shall deliver to the trustee a certificate from a nationally recognized investment bank, appraisal firm or firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. government obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the debt securities to maturity or redemption, as the case may be.

In addition, we shall have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants. The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign as provided in the indenture.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell our debt securities offered by this prospectus:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly by us to other purchasers; or

•	through a combination of any such methods of sale.

Any underwriters or agents will be identified, and their discounts, commissions and other items constituting underwriters’ compensation will be described, in the applicable prospectus supplement.

We (directly or through agents) may sell, and the underwriters may resell, the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In connection with the sale of our debt securities, the underwriters or agents may receive compensation from us or from purchasers of the debt securities for whom they may act as agents. The underwriters may sell debt securities to or through dealers, who may also receive compensation from purchasers of the debt securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the debt securities may be “underwriters” as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the debt securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

If so indicated in the prospectus supplement relating to a particular offering of debt securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the debt securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

LEGAL MATTERS

In connection with particular offerings of debt securities, and if stated in the applicable prospectus supplements, the validity of the debt securities and certain other matters will be passed upon for us by Covington & Burling LLP, Washington, D.C. In connection with particular offerings of debt securities, and if stated in the applicable prospectus supplements, certain matters with respect to the debt securities will be passed upon for us by Daniel T. Young, Secretary and Associate General Counsel of the Company. Mr. Young is paid a salary by us, is a participant in our Executive Annual Incentive Plan and equity compensation plans, and owns shares of our common stock and has options to purchase shares of our common stock. In connection with particular offerings of debt securities, and if stated in the applicable prospectus supplements, certain legal matters relating to Arizona law will be passed upon for us by Squire Patton Boggs (US) LLP, Phoenix, Arizona. In connection with particular offerings of debt securities, and if stated in the applicable prospectus supplements, certain legal matters relating to Indiana law and Kentucky law will be passed upon for us by Dinsmore & Shohl LLP, Indianapolis, Indiana and Louisville, Kentucky. In connection with particular offerings of debt securities, and if stated in the applicable prospectus supplements, certain legal matters relating to the laws of Ontario, Canada, will be passed upon for us by Gowling WLG (Canada) LLP, Toronto, Ontario. Any underwriter, dealer or agent will be advised about other issues relating to any offering by its own legal counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of issuance and distribution

The following table sets forth the expenses payable by us in connection with the sale of the debt securities being registered hereby.

Expense	Amount to be Paid
SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing and duplicating expenses		**
Rating agency fees		**
Trustee fees		**
Miscellaneous		**

Total	$	**

*

Under Rules 456(b) and 457(r) under the Securities Act, applicable SEC registration fees have been deferred and will be paid at the time of any particular offering of debt securities under this registration statement, and are therefore not currently determinable.

**	Not presently known.

Item 15. Indemnification of directors and officers

The Goodyear Tire & Rubber Company

The Goodyear Tire & Rubber Company is an Ohio corporation. Section 1701.13(E) of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio authority to indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities in connection with civil, criminal, administrative, or investigative actions, suits or proceedings, other than an action brought by or in the right of the corporation, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation, the corporation may indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification shall not be made in respect of (i) any claim, issue or matter as to which the person is adjudged to be liable for negligence or misconduct in the performance of their duty to the corporation unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper or (ii) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code.

The Goodyear Tire & Rubber Company has adopted provisions in its Code of Regulations that provide that it shall indemnify its directors and officers against any and all liability and reasonable expense that may be incurred by a director or officer in connection with or resulting from any claim, action, suit or proceeding in which the person may become involved by reason of his or her being or having been a director or officer of the Company, or by reason of any past or future action taken or not taken in his or her capacity as such director or officer, provided such person acted in good faith, in what he or she reasonably believed to be in or not opposed to the best interests of the Company, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

The Goodyear Tire & Rubber Company maintains and pays the premiums on contracts insuring the Company and its subsidiaries (with certain exclusions) against any liability to directors and officers they may incur under the above provisions for indemnification and insuring each director and officer of the Company and its subsidiaries (with certain exclusions) against liability and expense, including legal fees, which he or she may incur by reason of his or her relationship to the Company even if the Company does not have the obligation or right to indemnify such director or officer against such liability or expense.

Delaware Subsidiary Guarantors

Each of the guarantors, except for those described separately below, is a Delaware corporation. Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors and officers against certain liabilities they may incur in such capacities in connection with criminal or civil suits or proceedings, other than an action brought by or in the right of the corporation, provided that the director or officer acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation, the corporation may indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities, provided that the director or officer acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification shall not be made in respect of any claim, issue, or matter as to which the person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper. The bylaws of each Delaware guarantor require such guarantor to indemnify its officers, directors, employees and agents to the full extent permitted by Delaware law.

In addition, the bylaws of Goodyear Western Hemisphere Corporation, Goodyear International Corporation and Goodyear Export Inc. provide that the directors and officers of each of these guarantors shall not be liable to the respective guarantor for any loss, damage, liability or expense suffered by such guarantor, provided that the director or officer (i) exercised the same degree of care and skill as a prudent man would have exercised under the circumstances in the conduct of his own affairs, or (ii) took or omitted to take such action in reliance upon advice of counsel for the corporation or upon statements made or information furnished by directors, officers, employees or agents of the corporation which he had no reasonable grounds to disbelieve.

The bylaws of Cooper International Holding Corporation provide that each person, now or hereafter a director or officer of the company, and each person now or hereafter serving at the request of the company as a director or officer of a subsidiary of the company, shall be indemnified by the company against all costs and expenses reasonably incurred by or imposed upon him in connection with or resulting from any action, suit or proceeding to which he is or may be made a party by reason of his being or having been such a director or officer of the company or of such a subsidiary (whether or not he is such a director or officer at the time such costs or expenses are incurred by or imposed upon him and whether or not the claim asserted against him is based on matters which antedate the adoption of the relevant provision of the company’s bylaws), except in relation to matters to which he is finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duty as such a director or officer.

Cooper International Holding Corporation’s bylaws further provide that in case of the settlement of any action, suit or proceeding in which any such director or officer of Cooper International Holding Corporation or one of its subsidiaries is involved by reason of his being or having been such a director or officer, he shall be indemnified by the company against the costs and expenses (including any amount paid in settlement to the company or to one of its subsidiaries or otherwise) reasonably incurred by him in connection with such action, suit or proceeding (whether or not he is such a director or officer at the time of incurring such costs and expenses and whether or not the claim asserted against him is based on matters which antedate the adoption of the relevant provision of the company’s bylaws) if, and only if (1) the company shall be advised by independent counsel that he is not liable for negligence or misconduct in the performance of his duty as such a director or officer with respect to the matters covered by such action, suit or proceeding, and the cost to the company indemnifying him (and all other such directors and officers, if any, entitled to indemnification hereunder in such case) if such action, suit or proceeding were carried to a final adjudication in their favor would exceed the amount of costs and expenses to be reimbursed to them as a result of such settlement; or (2) such settlement and the reimbursement of such costs and expenses is consented to in writing by, or approved at any annual or special meeting of stockholders by the vote of the holders of a majority of the stock having voting power present in person or represented by proxy.

The foregoing rights of indemnification of Cooper International Holding Corporation shall apply to the heirs, executors and the administrators of any such director or officer of the company or of one of its subsidiaries and shall not be exclusive of other rights to which any such director or officer (or the heirs, executors or administrators of any such director or officer) may be entitled as a matter of law. The company may purchase and carry insurance on behalf of any such director or officer against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such; provided, there shall be no duplicate payments by or on behalf of the company.

Cooper Tire & Rubber Company Vietnam Holding, LLC, Cooper Tire & Rubber Company LLC, and Wingfoot Brands LLC are Delaware limited liability companies. Section 108 of the Delaware Limited Liability Company Act (“DLLCA”) authorizes a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to any standards and restrictions, as are set forth in its limited liability company agreement. Cooper Tire & Rubber Company Vietnam Holding, LLC’s limited liability agreement provides that its sole member will not be bound by, or be personally liable for, the expenses, liabilities or obligations of the company, except as otherwise provided in the DLLCA. Under Cooper Tire & Rubber Company LLC’s limited liability company agreement and Wingfoot Brand LLC’s amended and restated limited liability company agreements, no “Covered Person” (as defined below) shall have any liability under a judgment, decree or order of court, or in any other manner, for a debt, obligation or liability of such company, whether in tort, contract or otherwise, in each case except to the extent required by the DLLCA. Further, no Covered Person shall be liable or accountable in damages or otherwise to such company or any other Covered Person for any act or omission done or omitted by him or her in good faith, unless such act or omission constitutes gross negligence, willful misconduct or a breach of the relevant limited liability company agreement by the Covered Person. Each company shall, to the fullest extent permitted by applicable law, indemnify each Covered Person of such company against any loss, damage, judgment or claim incurred by or asserted against the Covered Person (including reasonable attorneys’ fees incurred in the defense thereof) arising out of any act or omission of the Covered Person in connection with such company, unless such act or omission constitutes gross negligence, willful misconduct or a breach of the relevant limited liability company agreement by the Covered Person. Wingfoot Brands LLC’s limited liability company agreement defines “Covered Person” as each member, the managing member, and the members, stockholders, officers, managers, directors, agents, consultants and employees of each member, the managing member and the company. Cooper Tire & Rubber Company LLC’s limited liability company agreement defines “Covered Person” as the member, officers, agents, consultants and employees of the company.

Divested Litchfield Park Properties, Inc. and Goodyear Farms, Inc.

Divested Litchfield Park Properties, Inc. and Goodyear Farms, Inc. are Arizona corporations. Section 10-851 of the Arizona Revised Statutes authorizes a corporation to indemnify a director made a party to a proceeding in such capacity, provided that the individual’s conduct was in good faith and the individual reasonably believed that the conduct was in the best interests of the corporation and, in the case of any criminal proceedings, the individual had no reasonable cause to believe the conduct was unlawful. Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. Additionally, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper financial benefit to the director in which the director was adjudged liable on the basis that financial benefit was improperly received by the director.

Unless otherwise limited by its articles of incorporation, Section 10-852 of the Arizona Revised Statutes requires a corporation to indemnify (i) an outside director whose conduct was in good faith and who reasonably believed that the conduct was in best interests of the corporation and, in the case of any criminal proceedings, the director had no reasonable cause to believe the conduct was unlawful and (ii) a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation, against reasonable expenses incurred by the director in connection with the proceeding. Neither the articles of incorporation of Divested Litchfield Park Properties, Inc. nor Goodyear Farms, Inc. limit the indemnification provisions provided by Section 10-852.

Section 10-856 of the Arizona Revised Statutes provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the individual is or was an officer of the corporation to the same extent as a director.

Goodyear Canada Inc.

Goodyear Canada Inc. is an Ontario corporation. Under the Business Corporations Act (Ontario) (the “OBCA”), a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity if: (i) the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interest of the other entity; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. Such an individual is entitled to such indemnity from the corporation if the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and if the individual fulfils the conditions set out in (i) and (ii) in the immediately preceding sentence. A corporation may, with the approval of a court, also indemnify such an individual in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the corporation or other entity, if the individual fulfills the conditions set out in (i) above.

In addition, the bylaws of Goodyear Canada Inc. require the corporation to indemnify its directors and officers, subject to the OBCA, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, which that officer or director reasonably incurs in respect of any civil, criminal, administrative, investigative or other proceeding to which that officer or director is made a party by reason of being or having been a director or officer of the corporation or of a body corporate.

Ohio Subsidiary Guarantors

Max-Trac Tire Co., Inc. and Cooper Tire Holding Company are Ohio corporations. Section 1701.13(E) of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio authority to indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities in connection with criminal or civil suits or proceedings, other than an action brought by or in the right of the corporation, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation, the corporation may indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification shall not be made in respect of any claim, issue or matter as to which (i) the person is adjudged to be liable for negligence or misconduct in the performance of their duty to the corporation unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper or (ii) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code.

Max-Trac Tire Co., Inc. provides in its Code of Regulations that each person who at any time is or shall have been a director or officer of the company, and his or her heirs, executors and administrators, shall be indemnified by the company against any cost or expense reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding by reason of such or any other service to the company or for service at the request of the company as a director, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, and shall be advanced expenses, including attorneys’ fees, incurred in defending any such action, suit or proceeding, in accordance with and to the full extent permitted by Section 1701.13(E) of the Ohio Revised Code. If authorized by its board of directors, the company may purchase and maintain insurance against liability on behalf of any director, officer, employee or agent of the company to the full extent permitted by law.

Cooper Tire Holding Company provides in its Regulations that it shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member of its board of directors or an officer, employee or agent or employee or agent of another company, partnership, joint venture, trust or other enterprise. The Regulations indicate that the company shall pay, to the full extent then required by law, expenses, including attorney’s fees, incurred by a member of its board of directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The Regulations indicate that indemnification and payment of expenses provided thereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the company’s articles of incorporation, any agreement, vote of shareholders or disinterested members of its board of directors, or otherwise, both as to action in official capacities and as to action in another capacity while he is a member of the board of directors, officer, employee or agent of the company, and shall continue as to a person who has ceased to be a member of its board of directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Cooper Tire Holding Company may, to the full extent then permitted by law and authorized by the directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in the aforementioned paragraph against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the company would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the company has a financial interest.

Raben Tire Co., LLC

Raben Tire Co., LLC is an Indiana limited liability company. Section 23-18-2-2 of the Indiana Code provides that, unless a limited liability company’s articles of organization state otherwise, every limited liability company has the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, including indemnifying and holding harmless any member, manager, agent or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement. Pursuant to Section 23-18-4-4 of the Indiana Code, a written operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

The operating agreement of Raben Tire Co., LLC indemnifies The Goodyear Tire & Rubber Company, as its sole member (the “Member”), against any loss, damage, claim or expense whatsoever incurred by the Member relating to or arising out of any act or omission or alleged acts or omissions performed or omitted by the Member on behalf of Raben Tire Co., LLC in connection with its business to the fullest extent provided or allowed by the Indiana Business Flexibility Act, as amended from time to time, and Indiana law.

T&WA, Inc.

T&WA, Inc. is a Kentucky corporation. Sections 271B.8-500 to 271B.8-580 of the Kentucky Business Corporation Act (the “KBCA”) provide that a corporation may indemnify its directors and officers made a party to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, against liability incurred in a proceeding if the individual’s conduct was in good faith and the individual honestly believed (i) in the case of conduct in an official capacity with the corporation, that the conduct was in the best interests of the corporation and (ii) in all other cases, that the conduct was at least not opposed to the best interests of the corporation. In the case of any criminal proceeding, the individual must have had no reasonable cause to believe the conduct was unlawful. A corporation may not indemnify such individual (i) in connection with a proceeding by or in the right of the corporation in which such individual was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to the individual, whether or not involving action in an official capacity, in which the individual was adjudged liable on the basis that personal benefit was improperly received; provided, that a court of competent jurisdiction may order indemnification of a director if the court determines the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the standards of conduct set forth in Section 271B.8-510 of the KBCA have been met or even if the director was judged liable as described in the KBCA. Indemnification permitted in connection with a proceeding by or in the right of the corporation or where the person is judged liable is limited to reasonable expenses incurred in connection with the proceeding.

Sections 271B.8-520 and 271B.8-560 of the KBCA provide that a corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such individual was a party against reasonable expenses incurred by him in connection with the proceeding.

Under Section 271B.8-560 of the KBCA, a corporation may indemnify an officer, employee or agent who is not a director to the extent, consistent with public policy, provided by the corporation’s articles of incorporation, bylaws, general or specific action of its board of directors or contract. The bylaws of T&WA, Inc. provide that the corporation may indemnify its directors, officers, employees and agents to the fullest extent expressly permitted by applicable law.

Item 16. Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

4.1	Indenture, dated as of August 13, 2010, among the Company, the subsidiary guarantors party thereto and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on August 13, 2010)

4.2*	Form of Debt Securities

5.1**	Opinion of Covington & Burling LLP

5.2**	Opinion of Daniel T. Young, Esq.

5.3**	Opinion of Squire Patton Boggs (US) LLP

5.4**	Opinion of Dinsmore & Shohl LLP as to matters of Indiana law

5.5**	Opinion of Dinsmore & Shohl LLP as to matters of Kentucky law

5.6**	Opinion of Gowling WLG (Canada) LLP

22.1**	List of Guarantor Subsidiaries

23.1**	Consent of PricewaterhouseCoopers LLP

23.2**	Consent of Covington & Burling LLP (included in Exhibit 5.1)

23.3**	Consent of Daniel T. Young, Esq. (included in Exhibit 5.2)

23.4**	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.3)

23.5**	Consent of Dinsmore & Shohl LLP (included in Exhibit 5.4)

23.6**	Consent of Dinsmore & Shohl LLP (included in Exhibit 5.5)

23.7**	Consent of Gowling WLG (Canada) LLP (included in Exhibit 5.6)

24.1**	Power of Attorney of Persons signing this registration statement on behalf of The Goodyear Tire & Rubber Company

24.2**	Power of Attorney of Persons signing this registration statement on behalf of the Subsidiary Guarantors (included on Subsidiary Guarantor signature pages)

25.1**	Form T-1 Statement of Eligibility with respect to the Debt Securities and related Guarantees

107**	Calculation of Filing Fee Table

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**	Filed herewith.

Item 17. Undertakings

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement or contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 29, 2025.

The Goodyear Tire & Rubber Company

By:	/s/ Christina L. Zamarro
	Name:	Christina L. Zamarro
	Title:	Executive Vice President
and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark W. Stewart Mark W. Stewart	Director, Chief Executive Officer and President (Principal Executive Officer)	May 29, 2025

/s/ Christina L. Zamarro Christina L. Zamarro	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 29, 2025

/s/ Margaret V. Snyder Margaret V. Snyder	Vice President and Controller (Principal Accounting Officer)	May 29, 2025

* Norma B. Clayton	Director

* James A. Firestone	Director

* Werner Geissler	Director

* Joseph R. Hinrichs	Director

* Laurette T. Koellner	Director

* Karla R. Lewis	Director

* John E. McGlade	Director

Signature	Title	Date
* Max H. Mitchell	Director

* Hera Siu	Director

* Michael R. Wessel	Director

* Roger J. Wood	Director

*By	/s/ Christina L. Zamarro Christina L. Zamarro	May 29, 2025

Attorney-in-fact for each of the persons indicated

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 29, 2025.

Celeron Corporation

By:	/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Vice President and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHRISTINA L. ZAMARRO, DAVID E. PHILLIPS, JORDAN L. COUGHLIN and DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fabio Carvalho Fabio Carvalho	Director and President (Principal Executive Officer)	May 29, 2025

/s/ Margaret V. Snyder Margaret V. Snyder	Director, Vice President and Controller (Principal Financial and Accounting Officer)	May 29, 2025

/s/ Jordan Coughlin Jordan Coughlin	Director, Vice President and Treasurer	May 29, 2025

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 29, 2025.

Divested Companies Holding Company

By:	/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Vice President and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHRISTINA L. ZAMARRO, DAVID E. PHILLIPS, JORDAN L. COUGHLIN and DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fabio Carvalho Fabio Carvalho	Director and President (Principal Executive Officer)	May 29, 2025

/s/ Margaret V. Snyder Margaret V. Snyder	Director, Vice President and Controller (Principal Financial and Accounting Officer)	May 29, 2025

/s/ Jordan Coughlin Jordan Coughlin	Director, Vice President and Treasurer	May 29, 2025

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 29, 2025.

Divested Litchfield Park Properties, Inc.

By:	/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Vice President and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHRISTINA L. ZAMARRO, DAVID E. PHILLIPS, JORDAN L. COUGHLIN and DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fabio Carvalho Fabio Carvalho	Director and President (Principal Executive Officer)	May 29, 2025

/s/ Margaret V. Snyder Margaret V. Snyder	Director, Vice President and Controller (Principal Financial and Accounting Officer)	May 29, 2025

/s/ Jordan Coughlin Jordan Coughlin	Director, Vice President and Treasurer	May 29, 2025

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on May 29, 2025.

Goodyear Canada Inc.

By:	/s/ S. Mark Pillow
Name: S. Mark Pillow
Title: President

By:	/s/ Ingrid A. Minott
Name: Ingrid A. Minott
Title: Secretary

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHRISTINA L. ZAMARRO, DAVID E. PHILLIPS, JORDAN L. COUGHLIN and DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ S. Mark Pillow S. Mark Pillow	Director and President (Principal Executive Officer)	May 29, 2025

/s/ Paul C. Christou Paul C. Christou	Director and Comptroller (Principal Financial and Accounting Officer)	May 29, 2025

/s/ Ryan Waldron Ryan Waldron	Director	May 29, 2025

/s/ Fabio Carvalho Fabio Carvalho	Director	May 29, 2025

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 29, 2025.

Goodyear Export Inc.

By:	/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Vice President and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHRISTINA L. ZAMARRO, DAVID E. PHILLIPS, JORDAN L. COUGHLIN and DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christina L. Zamarro Christina L. Zamarro	Director, Chairman of the Board and President (Principal Executive Officer)	May 29, 2025

/s/ Margaret V. Snyder Margaret V. Snyder	Vice President and Controller (Principal Financial and Accounting Officer)	May 29, 2025

/s/ Jordan Coughlin Jordan Coughlin	Director, Vice President and Treasurer	May 29, 2025

/s/ Daniel T. Young Daniel T. Young	Director, Vice President and Secretary	May 29, 2025

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 29, 2025.

Goodyear Farms, Inc.

By:	/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Vice President and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHRISTINA L. ZAMARRO, DAVID E. PHILLIPS, JORDAN L. COUGHLIN and DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fabio Carvalho Fabio Carvalho	Director and President (Principal Executive Officer)	May 29, 2025

/s/ Margaret V. Snyder Margaret V. Snyder	Director, Vice President and Controller (Principal Financial and Accounting Officer)	May 29, 2025

/s/ Jordan Coughlin Jordan Coughlin	Director, Vice President and Treasurer	May 29, 2025

/s/ Ryan Waldron Ryan Waldron	Director	May 29, 2025

/s/ Christina L. Zamarro Christina L. Zamarro	Director	May 29, 2025

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 29, 2025.

Goodyear International Corporation

By:	/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Vice President and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHRISTINA L. ZAMARRO, DAVID E. PHILLIPS, JORDAN L. COUGHLIN and DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark W. Stewart Mark W. Stewart	Director, Chairman of the Board and President (Principal Executive Officer)	May 29, 2025

/s/ Margaret V. Snyder Margaret V. Snyder	Director, Vice President and Controller (Principal Financial and Accounting Officer)	May 29, 2025

/s/ David E. Phillips David E. Phillips	Director	May 29, 2025

/s/ Ryan Waldron Ryan Waldron	Director and Vice President	May 29, 2025

/s/ Christina L. Zamarro Christina L. Zamarro	Director and Vice President	May 29, 2025

/s/ Daniel T. Young Daniel T. Young	Director and Secretary	May 29, 2025

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 29, 2025.

Goodyear Western Hemisphere Corporation

By:	/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Vice President and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHRISTINA L. ZAMARRO, DAVID E. PHILLIPS, JORDAN L. COUGHLIN and DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christina L. Zamarro Christina L. Zamarro	Director, Chairman of the Board and President (Principal Executive Officer)	May 29, 2025

/s/ Margaret V. Snyder Margaret V. Snyder	Director, Vice President and Controller (Principal Financial and Accounting Officer)	May 29, 2025

/s/ Jordan Coughlin Jordan Coughlin	Director, Vice President and Treasurer	May 29, 2025

/s/ Ryan Waldron Ryan Waldron	Director	May 29, 2025

/s/ Daniel T. Young Daniel T. Young	Director, Vice President and Secretary	May 29, 2025

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 29, 2025.

Raben Tire Co., LLC

By:	The Goodyear Tire & Rubber Company, its sole member

By:	/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Vice President and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHRISTINA L. ZAMARRO, DAVID E. PHILLIPS, JORDAN L. COUGHLIN and DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph T. Burke Joseph T. Burke	President (Principal Executive Officer)	May 29, 2025

/s/ Fabio Carvalho Fabio Carvalho	Chief Financial Officer (Principal Financial and Accounting Officer)	May 29, 2025

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 29, 2025.

T&WA, Inc.

By:	/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Vice President and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHRISTINA L. ZAMARRO, DAVID E. PHILLIPS, JORDAN L. COUGHLIN and DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fabio Carvalho Fabio Carvalho	President (Principal Executive Officer)	May 29, 2025

/s/ Margaret V. Snyder Margaret V. Snyder	Vice President and Controller (Principal Financial and Accounting Officer)	May 29, 2025

/s/ Daniel T. Young Daniel T. Young	Director, Vice President and Secretary	May 29, 2025

/s/ David G. Roberts David G. Roberts	Director	May 29, 2025

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 29, 2025.

Wingfoot Brands LLC

By:	The Goodyear Tire & Rubber Company, its managing member

By:	/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Vice President and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHRISTINA L. ZAMARRO, DAVID E. PHILLIPS, JORDAN L. COUGHLIN and DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Margaret V. Snyder Margaret V. Snyder	President and Controller (Principal Executive, Financial and Accounting Officer)	May 29, 2025

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 29, 2025.

Cooper Tire & Rubber Company LLC

By:	The Goodyear Tire & Rubber Company, its sole member

By:	/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Vice President and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHRISTINA L. ZAMARRO, DAVID E. PHILLIPS, JORDAN L. COUGHLIN and DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ryan Waldron Ryan Waldron	Chief Executive Officer and President (Principal Executive Officer)	May 29, 2025

/s/ Christina L. Zamarro Christina L. Zamarro	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 29, 2025

/s/ Margaret V. Snyder Margaret V. Snyder	Vice President and Controller (Principal Accounting Officer)	May 29, 2025

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 29, 2025.

Cooper Tire & Rubber Company Vietnam Holding, LLC

By:	The Goodyear Tire & Rubber Company, its sole member

By:	/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Vice President and Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHRISTINA L. ZAMARRO, DAVID E. PHILLIPS, JORDAN L. COUGHLIN and DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Margaret V. Snyder Margaret V. Snyder	President (Principal Executive Officer)	May 29, 2025

/s/ Jordan Coughlin Jordan Coughlin	Treasurer (Principal Financial and Accounting Officer)	May 29, 2025

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 29, 2025.

Cooper Tire Holding Company

By:	/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHRISTINA L. ZAMARRO, DAVID E. PHILLIPS, JORDAN L. COUGHLIN and DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Margaret V. Snyder Margaret V. Snyder	President and Director (Principal Executive Officer)	May 29, 2025

/s/ Jordan Coughlin Jordan Coughlin	Treasurer (Principal Financial and Accounting Officer)	May 29, 2025

/s/ Daniel T. Young Daniel T. Young	Director, Vice President and Secretary	May 29, 2025

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 29, 2025.

Max-Trac Tire Co., Inc.

By:	/s/ Fabio Carvalho
Name: Fabio Carvalho
Title: Vice President and Chief Financial Officer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHRISTINA L. ZAMARRO, DAVID E. PHILLIPS, JORDAN L. COUGHLIN and DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John E. Bodart John E. Bodart	President (Principal Executive Officer)	May 29, 2025

/s/ Fabio Carvalho Fabio Carvalho	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 29, 2025

/s/ Ryan Waldron Ryan Waldron	Director, Chairman of the Board	May 29, 2025

/s/ David G. Roberts David G. Roberts	Director	May 29, 2025

/s/ Luke J. Below Luke J. Below	Director	May 29, 2025

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on May 29, 2025.

Cooper International Holding Corporation

By:	/s/ Jordan Coughlin
Name: Jordan Coughlin
Title: Treasurer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHRISTINA L. ZAMARRO, DAVID E. PHILLIPS, JORDAN L. COUGHLIN and DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Margaret V. Snyder Margaret V. Snyder	President and Director (Principal Executive Officer)	May 29, 2025

/s/ Jordan Coughlin Jordan Coughlin	Treasurer (Principal Financial and Accounting Officer)	May 29, 2025

/s/ Daniel T. Young Daniel T. Young	Director and Secretary	May 29, 2025